UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 29, 2026

Date of Report (Date of earliest event reported)

Bicycle Therapeutics plc

(Exact name of registrant as specified in its charter)

England and Wales	001-38916	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Blocks A & B, Portway Building, Granta Park Great Abington, Cambridge United Kingdom	CB21 6GS
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +44 1223 261503

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Ordinary shares, nominal value £0.01 per share	n/a	The Nasdaq Stock Market LLC*
American Depositary Shares, each representing one ordinary share, nominal value £0.01 per share	BCYC	The Nasdaq Stock Market LLC

* Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Stock Market LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On January 29, 2026, the Board of Directors (the “Board”) of Bicycle Therapeutics plc (the “Company”) appointed Travis Thompson as Chief Financial Officer, effective as of January 29, 2026 (the “Transition Date”). Mr. Thompson will succeed Alethia Young, who has transitioned from her role as Chief Financial Officer and all other roles she held with the Company and Bicycle Therapeutics Inc. (“BTI”), effective as of the Transition Date. As of the Transition Date, Ms. Young will no longer be an officer, executive, director or agent of either the Company or BTI. Following the Transition Date, Ms. Young will remain with the Company in an interim capacity for three months, and thereafter will continue as an advisor to the Company pursuant to the terms of her Separation Agreement (as defined below) and Consulting Agreement (as defined below), each as described below.

Appointment of Travis Thompson as Chief Financial Officer

Prior to his appointment as Chief Financial Officer, Mr. Thompson, age 46, served as the Company’s Senior Vice President and Chief Accounting Officer, roles he held since June 2023. Mr. Thompson joined the Company in 2018 prior to its initial public offering and has been responsible for scaling the accounting and finance team, processes and systems. Prior to joining the Company, Mr. Thompson spent over 15 years in Ernst & Young’s assurance practice, working extensively with biotech, pharmaceutical and medical devices companies in all stages of development. Mr. Thompson graduated from The College of the Holy Cross with a B.S. in Economics and Accounting.

Pursuant to Mr. Thompson’s employment agreement with BTI, dated January 29, 2026 (the “Employment Agreement”), Mr. Thompson will receive a base salary of $500,000. Mr. Thompson will also be eligible to receive a target annual cash performance bonus of 50% of his base salary. Mr. Thompson will receive an option to purchase 58,000 of the Company’s ordinary shares, pursuant to the terms of the Company’s Amended and Restated 2020 Equity Incentive Plan (the “Plan”), subject to a standard vesting schedule and Mr. Thompson’s continued employment through each such vesting date. Mr. Thompson will continue to be eligible to participate in BTI’s health, welfare, and retirement plans on the same basis as all of BTI’s other employees. During his employment, Mr. Thompson will be subject to BTI’s standard Proprietary Information, Inventions, Non-Competition and Non-Solicitation Agreement.

Mr. Thompson will be eligible to receive severance benefits upon certain employment termination scenarios if he signs a separation agreement containing a general release of claims in favor of the Company and its subsidiaries and other standard terms. If Mr. Thompson’s employment is terminated by BTI without cause, or by Mr. Thompson for good reason, he will receive nine months of his base salary in effect at the time of his employment termination and up to nine months of COBRA insurance continuation. In the event his employment is terminated by BTI without cause, or by Mr. Thompson for good reason, within 12 months following a change in control of the Company, he will receive 18 months of his base salary in effect at the time of his employment termination, up to 18 months of COBRA insurance continuation, a lump sum equal to his full annual bonus at the target percentage for the year in which his employment is terminated (in addition to any unpaid bonus earned in the prior year but still unpaid), and full acceleration of vesting for any unvested equity awards.

Mr. Thompson previously entered into the Company’s standard form of indemnity agreement, which requires the Company to indemnify Mr. Thompson to the fullest extent permitted by the law of England and Wales, for certain liabilities to which he may become subject as a result of his affiliation with the Company.

There are no family relationships among Mr. Thompson and any of the Company’s directors or executive officers, nor are there any related party transactions between Mr. Thompson and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

The foregoing description of the terms of the Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which will be filed with the Company’s Quarterly Report on Form 10-Q for the period ending March 31, 2026.

Ms. Young’s Separation Agreement and Consulting Agreement

In connection with her transition, Ms. Young entered into a separation agreement (the “Separation Agreement”) with BTI pursuant to which she will remain with the Company in an interim capacity through April 29, 2026 (the “Separation Date”). Pursuant to the Separation Agreement, between the Transition Date and the Separation Date (the “Transition Period”), Ms. Young will be paid her base salary as in effect immediately prior to the Separation Agreement and shall remain eligible to participate in applicable Company benefit plans. In addition, pursuant to the Separation Agreement, Ms. Young will be eligible to receive (i) severance payments in the form of her base salary for nine months following the Separation Date; (ii) a full 2025 annual cash bonus, which payment is equivalent of target achievement of Ms. Young’s annual bonus for 2025; (iii) a pro-rated 2026 annual cash bonus for Ms. Young’s service during the Transition Period equal to one quarter (1/4) of her target annual bonus for 2026; and (iv) up to nine months of COBRA insurance continuation. The Separation Agreement contains restrictive covenants, including confidentiality, non-compete and non-disparagement covenants, and a release of claims.

In addition, the Company and Ms. Young entered into a consulting agreement (the “Consulting Agreement”) pursuant to which, following the Separation Date, Ms. Young will provide consulting services to the Company. The Consulting Agreement is effective April 29, 2026, has a two-year term and will automatically renew for a one-year additional term (such period, collectively, the “Consulting Period”) expiring on the third anniversary of the effective date of the agreement unless a notice of termination has been provided by either party. For the first two years of the Consulting Period, the Company may only terminate the Consulting Agreement for cause. During the Consulting Period, Ms. Young will provide strategic advice and consulting services to the Company, for which she will receive a fee of $2,000 for each day Ms. Young provides services to the Company (each, a “Service Day”), with a maximum of five such Service Days per calendar month. Ms. Young’s outstanding equity awards will continue to vest during the Consulting Period and to be governed by the terms of the applicable award agreements and the Plan. The Consulting Agreement also contains non-disclosure covenants.

The foregoing descriptions of the terms of the Separation Agreement and Consulting Agreement are not complete and are qualified in its entirety by reference to the full text of the Separation Agreement and Consulting Agreement, which will each be filed with the Company’s Quarterly Report on Form 10-Q for the period ending March 31, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2026	BICYCLE THERAPEUTICS PLC

	By:	/s/ Travis Thompson
Name: Travis Thompson
Title: Chief Financial Officer